Exhibit  23.1

Independent  Auditors'  Consent
 We consent to the incorporation by reference in Registration Statement Nos. 333-38722, 333-39822 and 333-42356 on Form S-3 of Green Mountain Power Corporation of our reports dated February 25, 2004 relating to the consolidated financial statements and 2003 and 2002 information included in the financial statement schedule of Green Mountain Power Corporation as of and for the years ended December 31, 2003 and 2002 appearing in this Annual Report on Form 10-K of Green Mountain Power Corporation for the year ended December 31, 2003.


/s/DELOITTE  &  TOUCHE  LLP

March  10,  2004